                                                                    Exhibit 4(g)


                              MIDAMERICAN ENERGY COMPANY

                                          TO


                         THE FIRST NATIONAL BANK OF CHICAGO,

                                      AS TRUSTEE

                                 ___________________

                            ______ SUPPLEMENTAL INDENTURE

                            Dated as of ___________, ____

                                          TO

                                      INDENTURE

                            Dated as of ___________, ____

                                 ___________________


                       _____% Deferrable Interest Subordinated
                           Debentures, Series [ ] Due ____

         ______ SUPPLEMENTAL INDENTURE, dated as of __________, ____ (the "______ Supplemental Indenture"), between MidAmerican Energy Company, an Iowa corporation (the "Company"), and The First National Bank of Chicago, as trustee (the "Trustee") under the Indenture dated as of ___________, 199_, from the Company to the Trustee (the "Indenture").

         WHEREAS, the Company has executed and delivered the Indenture to the Trustee in order to provide for the future issuance of its subordinated debentures (the "Securities"), such Securities to be issued from time to time in one or more series as may be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered thereunder as provided in the Indenture;

         WHEREAS, MidAmerican Energy Financing [I][II] (the "Series [ ] Trust") may pursuant to the Underwriting Agreement dated _________, 199_ among the Company, the Series [ ] Trust and the Underwriters named therein issue $_________ aggregate liquidation amount of its ___% cumulative quarterly income preferred securities, Series [ ] (the "Series [ ] Preferred Securities") with a liquidation amount of $25 per Series [ ] Preferred Security;

         WHEREAS, the Company is guaranteeing (the "Parent Guarantee") the payment of distributions on the Series [ ] Preferred Securities, the payment of the redemption price and the payment on liquidation with respect to the Series [ ] Preferred Securities, to the extent provided in the Guarantee Agreement of even date herewith between the Company and The First National Bank of Chicago, as guarantee trustee for the benefit of the holders of the Series [ ] Preferred Securities;

         WHEREAS, the Company wishes to sell to the Series [ ] Trust, and the Series [ ] Trust wishes to purchase from the Company, Series [ ] Securities (as defined below) in an aggregate principal amount equal to $_________, and in satisfaction of the purchase price for such Series [ ] Securities, the Administrative Trustees of the Series [ ] Trust, on behalf of the Series [ ] Trust, wish to (i) execute and deliver to the Company Common Securities certificates representing Common Securities of the Series [ ] Trust, registered in the name of the Company, having an aggregate liquidation amount of $_________ (the "Series [ ] Common Securities") and (ii) deliver to the Company the sum of $___________;

         WHEREAS, the Company has duly authorized the creation of an issue of its _____% Deferrable Interest Subordinated Debentures, Series [ ] (the "Series
[ ] Securities"), of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this ______ Supplemental Indenture; and

         WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this ______ Supplemental Indenture a valid agreement of the Company, each in accordance with their terms, have been done; and

         WHEREAS, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Series [ ] Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Series [ ] Securities as follows:


                                     ARTICLE ONE

                      GENERAL TERMS OF THE SERIES [ ] SECURITIES

SECTION 101.  Title; Stated Maturity; Interest.

         The aggregate principal amount of Securities which may be authenticated and delivered under this ______ Supplemental Indenture is limited to $__________ at any time Outstanding; provided, however, that such amount may be increased by a Board Resolution to that effect.

         The Securities shall be known and designated as the "____% Deferrable Interest Subordinated Debentures, Series [ ]" of the Company. The principal amount of the Series [ ] Securities (together with any accrued and unpaid interest thereon) shall be payable in a single installment on __________, ____; PROVIDED, that the Company may (i) change the Maturity Date upon the occurrence of an exchange of the Series [ ] Securities for the Series [ ] Preferred Securities subject to certain conditions set forth in Section 314 of the Indenture, which changed Maturity Date shall in no case be earlier than __________, ____ or later than __________, ____ and (ii) extend the Maturity Date subject to certain conditions specified in Section 314 of the Indenture, which extended Maturity Date shall in no case be later than __________, _____. The Series [ ] Securities shall bear interest at the rate of ____% per annum, from _________, ____, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on the first day of March, June, September and December of each year, commencing _________, ____. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date shall be the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. Any interest installment in arrears or deferred during an extension of an Interest Payment Period as set forth below will bear interest at the rate of __% per annum, compounded quarterly (to the extent permitted by applicable law).

         Each installment of interest on a Series [ ] Security shall be payable to the Person in whose name such Series [ ] Security is registered at the close of business on the Business Day 15 days preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Series [ ] Securities; provided, however, that if the Series [ ] Securities are held neither by the Series [ ] Trust nor by a securities depositary, the Company shall have the right to change the Regular Record Date by one or more Officer's Certificates. Any installment of interest on the Series [ ] Securities not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Series [ ] Securities on such Regular Record Date, and may be paid to the Persons in whose name the Series [ ] Securities are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Series
[ ] Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series [ ] Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The Company shall have the right, at any time during the term of the Series [ ] Securities, from time to time to extend the interest payment period thereon for up to 20 consecutive quarters (the "Extension Period") during which period interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided that no Extension Period may extend beyond the Maturity Date of the Securities and provided further that the Company shall not defer the interest payment period with respect to Additional Interest Attributable to Taxes and shall make payment thereof on the relevant Interest Payment Date. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid thereon (together with additional interest thereon at the rate of __% per annum, compounded quarterly, to the extent permitted by applicable law). During any such Extension Period the Company will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's outstanding capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Securities) that rank PARI PASSU with or junior in interest to the Series [ ] Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU or junior in interest to the Series [ ] Securities (other than (a) dividends or distributions in common stock of the Company, (b) payments under any Guarantee, and (c) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, PROVIDED that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Maturity Date of the Series
[ ] Securities. Upon the termination of any Extension Period and upon the payment of all amounts then due, the Company may select a new Extension Period, subject to the foregoing requirements. Except for Additional Interest Attributable to Taxes, no interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee and, if any Series [ ] Preferred Securities are Outstanding, the Administrative Trustees of the Series [ ] Trust notice of its election of an Extension Period no less than 15 Business Days prior to the later of (i) the Regular Record Date next preceding the first Interest Payment Date on which a distribution would occur but for such election and (ii) five Business Days prior to such Interest Payment Date. Upon receipt of any such notice, the Trustee shall give written notice of the Company's election by mail to the Holders of the Series
[ ] Securities not less than 10 Business Days prior to such Interest Payment Date. The Company also shall make a public announcement of such election in accordance with New York Stock Exchange Rules not less than five Business Days prior to such Regular Record Date.

         The principal of and interest on the Series [ ] Securities shall be payable at, and registration and registration of transfers of the Series [ ] Securities may be effected at, the office or agency of the Company in ______________________; provided, however, that, at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Persons entitled thereto under the Indenture or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto under the Indenture; provided further, that for so long as any Series [ ] Security is registered in the name of the Property Trustee of the Series [ ] Trust, payment of principal (including Redemption Price and interest) shall be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee of the Series [ ] Trust. The Trustee will initially be the agent of the Company for such service of notices and demands; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agent. The Company will be the Security Registrar and the Paying Agent for the Series [ ] Securities.

         The Series [ ] Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fifteen of the Indenture. The Series
[ ] Securities shall be pari passu with the Parent Guarantee.

         The Series [ ] Securities shall be redeemable as provided in Section 102 below and in Article Four of the Indenture.

SECTION 102.  Redemption.

         At any time on or after _____________, the Company shall have the right to redeem the Series [ ] Securities, in whole or, subject to the last paragraph of this Section 102, in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Series [ ] Securities to be redeemed plus accrued but unpaid interest, including any Additional Interest Attributable to Taxes, if any, to the Redemption Date.

         If a Special Event shall occur and be continuing, the Company shall have the right to redeem the Series [ ] Securities within 90 days of the occurrence of such Special Event in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including Additional Interest Attributable to Taxes, if any, to the Redemption Date.

         The Series [ ] Securities will also be redeemable, in whole but not in part, at the option of the Company upon the termination and liquidation of the Series [ ] Trust pursuant to an order for the dissolution, termination or liquidation of the Series [ ] Trust entered by a court of competent jurisdiction at a Redemption Price equal to 100% of the principal amount of the Series [ ] Securities then Outstanding plus any accrued and unpaid interest, including Additional Interest Attributable to Taxes, if any, to the Redemption Date.

         "Special Event" means a Tax Event or an Investment Company Event.

         "Tax Event" means the receipt by the Series [ ] Trust of an opinion of counsel (which may be counsel to the Company or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee of the Series [ ] Trust) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any amendment to, or change in an interpretation or application of, such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of issuance of the Series [ ] Preferred Securities), there is more than an insubstantial risk that (i) the Series [ ] Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest income received or accrued on the Series [ ] Securities,
(ii) interest payable by the Company on the Series [ ] Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or
(iii) the Series [ ] Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the Series [ ] Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change in law becomes effective on or after the date of original issuance of the Series
[ ] Preferred Securities.

         The Company shall not redeem the Series [ ] Securities in part unless all accrued and unpaid interest (including any Additional Interest Attributable to Taxes) has been paid in full on all Series [ ] Securities Outstanding for all quarterly interest periods terminating on or prior to the Redemption Date or if a partial redemption of the Series [ ] Preferred Securities would result in a delisting of such securities by any national securities exchange on which they are then listed.

SECTION 103.  Global Security.

         In the event that, at any time subsequent to the initial authentication and delivery of the Series [ ] Securities, the Series [ ] Securities are to be held by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of
Section 301 of the Indenture in an Officer's Certificate supplemental to this Supplemental Indenture.

SECTION 104.  Exchange.

         At any time, the Company may terminate the Series [ ] Trust and cause the Series [ ] Securities to be distributed to holders of the Series [ ] Preferred Securities and Series [ ] Common Securities in liquidation of the Series [ ] Trust.

SECTION 105.  Registration of Transfer or Exchange.

         No service charge shall be made for the registration of transfer or exchange of the Series [ ] Securities; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

SECTION 106.  Form of Series [  ] Security.

         Series [ ] Securities shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form.

SECTION 107.  Listing.

         In the event that the Series [ ] Securities are distributed to holders of the Preferred Securities as a result of the termination of Series
[ ] Trust, the Company will use its best efforts to list the Series [ ] Securities on the New York Stock Exchange or on such other exchange as the Series [ ] Preferred Securities are then listed.

                                     ARTICLE TWO

                               MISCELLANEOUS PROVISIONS

SECTION 201.  Definitions of Terms.

         Except as otherwise expressly provided in this _____ Supplemental Indenture or in the form of Series [ ] Security otherwise clearly required by the context hereof or thereof, all terms used herein that are defined in the Indenture shall have the meanings assigned to them therein.

SECTION 202.  Ratification of Indenture.

         The Indenture, as supplemented by this _____ Supplemental Indenture, is in all respects ratified and confirmed, and this _____ Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 203.  Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 204.  Counterparts.

         This _____ Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                       MIDAMERICAN ENERGY COMPANY


                                       By_______________________
                                         Name:
                                         Title:

Attest:


_______________________
Name:
Title:

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Trustee


                                       By_______________________
                                         Name:
                                         Title:

Attest:


_______________________
Name:
Title:


       (Seal)

                                                                       EXHIBIT A

                        [FORM OF FACE OF SERIES [ ] SECURITY]

                              MIDAMERICAN ENERGY COMPANY

                        ____% Deferrable Interest Subordinated
                            Debenture, Series [ ] Due ____

No.
$________


         MIDAMERICAN ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Iowa (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of __________ DOLLARS ($__________) on _________,
____, and to pay interest on said principal sum from ___________, ____, or from, and excluding, the most recent Interest Payment Date through which interest has been paid or duly provided for, quarterly in arrears on the first day of March, June, September and December of each year, commencing __________, ____, at the rate of ____% per annum until the principal hereof is paid or made available for payment. The amount payable on any Interest Payment Date shall be computed on
the basis of a 360-day year of twelve 30-day months.   Interest on the
Securities of this series will accrue from, and including, __________, ____ through the first Interest Payment Date, and thereafter will accrue, from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day 15 days preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, of which notice shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in [The City of New York], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

         Reference is hereby made to the further provisions of this Security summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  ____________, ___

                                       MIDAMERICAN ENERGY COMPANY


                                       By:____________________
                                          Name:
                                          Title:

Attest:


____________________


                            CERTIFICATE OF AUTHENTICATION

Dated:

         This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                       as Trustee



                                  By:___________________________
                                        Authorized Signatory

                        FORM OF REVERSE OF SERIES [ ] SECURITY

         This Security is one of a duly authorized issue of securities of the Company, designated as its ____% Deferrable Interest Subordinated Debentures (herein called the "Securities"), limited in aggregate principal amount to $__________ issued under an Indenture, dated as of __________, ____, supplemented by a ______ Supplemental Indenture, dated as of _________, ____, (herein called the "Indenture"), from the Company to The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and such supplemental indenture (the "Supplemental Indenture") reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after __________, ____ as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

         The Securities of this series will also be redeemable at the option of the Company if a Tax Event or an Investment Company Event (each as defined in the Supplemental Indenture) shall occur and be continuing, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities of this series then Outstanding plus any accrued and unpaid interest, including Additional Interest Attributable to Taxes, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture.

         The Securities of this series will also be redeemable, in whole but not in part, at the option of the Company upon the termination and liquidation of the Trust pursuant to an order for the dissolution, termination or liquidation of the Trust entered by a court of competent jurisdiction at a redemption price equal to 100% of the principal amount of the Securities of this series then Outstanding plus any accrued and unpaid interest, including Additional Interest Attributable to Taxes, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture.

         In the event of the redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the company and the rights of the Holders of the Securities of each series to be affected under the

Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         The Company has the right, at any time during the term of the Securities of this series, from time to time to extend the interest payment period thereon for up to 20 consecutive quarters (the "Extension Period") during which period interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided that no Extension Period may extend beyond the Maturity Date of the Securities and provided further that the Company shall not defer the interest payment period with respect to Additional Interest Attributable to Taxes and shall make payment thereof on the relevant Interest Payment Date. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid thereon (together with additional interest thereon at the rate of __% per annum, compounded quarterly, to the extent permitted by applicable law). During any such Extension Period the Company will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's outstanding capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Securities) that rank PARI PASSU with or junior in interest to the Series
[ ] Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU or junior in interest to the Series [ ] Securities (other than (a) dividends or distributions in common stock of the Company, (b) payments under any Guarantee, and (c) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, PROVIDED that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Maturity Date of the Series [ ] Securities. Upon the termination of any Extension Period and upon the payment of all amounts then due, the Company may select a new Extension Period, subject to the foregoing requirements.
Except for Additional Interest Attributable to Taxes, no interest shall be due and payable during an Extension Period, except at the end thereof. Notice of the Company's election of an Extension Period will be given as provided in or pursuant to the Indenture.

         The Securities are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

         As provided in the Indenture, the Company shall not be required to make transfers or exchanges of Securities of this series for a period of 15 days immediately preceding the date of the mailing of any notice of redemption of such Securities and the Company shall not be required to make transfers or exchanges of any Securities of this series so selected for redemption in whole or in part (except the unredeemed portion of thereof).

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness and agree to treat this Security accordingly for such purposes.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.